Exhibit 15

May 1, 2012

Securities and Exchange Commission

100 F. Street, N.W.

Washington, D.C. 20549

Commissioners:

We are aware that our report dated May 1, 2012 on our review of interim financial information of Unit Corporation for the three month periods ended March 31, 2012 and 2011 and included in the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2012 is incorporated by reference in its Registration Statements on Form S-3 (File No. 333-173884-02) and Form S-8 (File No.’s 33-19652, 33-44103, 33-49724, 33-64323, 33-53542, 333-38166, 333-39584, 333-135194, 333-137857 and 333-166605).

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Tulsa, Oklahoma